CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-50340 and 333-48662.


                                            /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
March 30, 2001